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                                                                    EXHIBIT 23.2



                  CONSENT OF INDEPENDENT REGISTERED CERTIFIED
                               PUBLIC ACCOUNTANTS


We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-121656) of Source Interlink Companies, Inc. of our report dated March 12, 2004 relating to the financial statements of Alliance Entertainment Corp., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

Miami, Florida
January 18, 2005